UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 8, 2021

Bath & Body Works, Inc.

(Exact Name of Registrant

as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of

Incorporation)

1-8344	31-1029810
(Commission File Number)	(IRS Employer Identification No.)

Three Limited Parkway Columbus, OH	43230
(Address of Principal Executive Offices)	(Zip Code)

(614) 415-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.50 Par Value	BBWI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On August 25, 2021, the United States District Court for the Southern District of Ohio (the “Court”), granted preliminary approval of the settlement of the stockholder derivative action captioned Rudi v. Wexner, et al., Case No. 2:20-cv-3068. The complaint in the case, and related litigation and books-and-records demands (together with the Rudi case, the “Settled Actions”), alleged that certain current and former directors and officers of L Brands, Inc. breached their fiduciary duties through asserted violations of law and failures to monitor workplace conduct. The Settled Actions were resolved pursuant to a Stipulation and Agreement of Settlement (the “Stipulation”).

Pursuant to the Court’s Order granting preliminary approval of the settlement, the company is publishing the Notice of Pendency and Proposed Settlement of Derivative Actions (the “Notice”), attached hereto as Exhibit 99.1. The Notice and Stipulation are available for review on the company’s investor relations website at https://www.bbwinc.com/investors/resources/notice-of-pendency-and-proposed-settlement-of-derivative-actions.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Notice of Pendency and Proposed Settlement of Derivative Actions
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bath & Body Works, Inc.

Date: September 8, 2021	By:	/s/ MICHAEL C. WU
Michael C. Wu
Chief Legal Officer and Secretary